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                                                                    Exhibit 99.2

                              WESTBANK CORPORATION

                              DIVIDEND REINVESTMENT
                         AND COMMON STOCK PURCHASE PLAN
                           OPTIONAL CASH PAYMENT FORM

The Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") allows shareholders to make additional purchases of the Corporation's Common Stock, up to $10,000 per calendar quarter, at the current market value (as described below) at the time of purchase and to make purchases directly through the Corporation, avoiding brokers fees and commissions.

                        TAKE ADVANTAGE OF THE PLAN TODAY!

- To insure timely investment in additional shares of Westbank Corporation Common Stock, payment must be received at least two business days prior to the Cash Investment Date (usually the 20th day of the month), as determined by the Corporation.

- Purchases can not exceed $10,000 per calendar quarter. There is no minimum purchase required.

- Price of shares purchased will be at the average daily bid and asked prices of the Corporation's Common Stock for the three days immediately preceding the Cash Investment Date.

- Return the bottom portion of this notice and take advantage of the Plan by purchasing additional shares on the next Cash Investment Date.

                        Detach and return portion below.
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WESTBANK CORPORATION DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
Common Stock Purchase:

Optional cash payments - attached is my check in the amount of $
(maximum of $10,000 per calendar quarter).

I/We hereby appoint the Westbank Trust Department as my/our Agent, under the terms and conditions of the Dividend Reinvestment and Common Stock Purchase Plan, to receive and apply without charge, as provided in the Plan, optional cash payments to the purchase of shares of the Common Stock of Westbank Corporation.

Date
     -------------------------------

Shareholder                           Joint Shareholder
           -------------------------                    ------------------------
             (Please print name)                          (Please print name)

Shareholder                           Joint Shareholder
           -------------------------                    ------------------------
             (Please sign name)                           (Please sign name)


                           ALL JOINT OWNERS MUST SIGN.
                              THIS IS NOT A PROXY.

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                              WESTBANK CORPORATION

                            DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

The Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") allows shareholders to reinvest cash dividends into additional shares of the Corporation's Common Stock at the current market price (as described below) at the time dividends are paid. Reinvestment of dividends is an easy and economical way of increasing your investment in the Corporation.

Benefits of the Plan to participating shareholders include:

      CONVENIENCE   Once enrolled in the Plan, reinvestment of dividends is
                    automatic.

      ECONOMICAL    Dividends are reinvested at the current market value of the
                    Corporation's stock and you pay no fees or commissions on the acquired shares.

      SAFETY Safekeeping of the shares by the Bank provides protection against loss.

      SIMPLICITY    Maintenance of your records is simplified by a statement
                    that is mailed to you after each quarter. Participation by shareholders in the Plan is completely voluntary and you may join or withdraw at any time.

      PRICE The price of shares purchased with reinvested dividends will be the average daily bid and asked prices of the Corporation's Common Stock for the three business days immediately preceding the applicable dividend investment date.

Take advantage of the Plan by having your next dividend reinvested in additional shares of Westbank Corporation Common Stock.

                Detach below and return in the enclosed envelope.
        (No reply is necessary if you are already enrolled in the plan.)
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WESTBANK CORPORATION DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

Dividend Reinvestment:

|_| I/We authorize full dividend reinvestment on all shares of Common Stock now or hereafter registered in my/our name. I/We understand dividends paid on whole and fractional shares held for my/our account under the Plan will automatically be reinvested.

|_| I/We authorize dividend reinvestment on ___________ shares of common stock. I/We understand that dividends paid on whole and fractional shares held for my/our account under the Plan will automatically be reinvested.

I/We hereby appoint the Westbank Trust Department as my/our Agent, under the terms and conditions of the Dividend Reinvestment and Common Stock Purchase Plan, to receive and apply without charge, as provided in the Plan, any dividends to the purchase of shares of the Common Stock of Westbank Corporation.

Date
    ----------------------------------


Shareholder                              Joint Shareholder
           ---------------------------                    ----------------------
              (Please print name)                            (Please print name)


Shareholder                              Joint Shareholder
           ---------------------------                    ----------------------
              (Please sign name)                             (Please sign name)

                           All joint owners must sign.
                               THIS IS NOT A PROXY